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                                   EXHIBIT 23


Consent of Ernst & Young LLP, Independent Auditors


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Option Plan of First Federal Capital Corp of our report dated January 27, 2000, with respect to the consolidated financial statements of First Federal Capital Corp included in the annual report (Form 10-K) for the year ended December 31, 1999.




                                                              Ernst & Young LLP
Milwaukee, Wisconsin
January 27, 2000

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